                                                                 Exhibit h(7)B.

                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Ambac Assurance Corporation:

We consent to the incorporation by reference in the registration statement on Form N-1A of Smith Barney Trust II of our report dated January 23, 2002 relating to the consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2001 and 2000, and for each of the years in the three-year period ended December 31, 2001, which report appears in the Annual Report on Form 10-K of Ambac Financial Group, Inc., which was filed with the Securities and Exchange Commission on March 26, 2002.

KPMG LLP

New York, New York
March 29, 2002